UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2007, the Board of Directors of Transaction Systems Architects, Inc. (the “Company”), pursuant to Section 36 of the Company’s Bylaws (as amended and restated, the “Bylaws”), amended Section 32 and Section 29 of the Bylaws. The amendment to Section 32 of the Bylaws changed the Company’s fiscal year from October 1 of each year to the following September 30 to January 1 of each year to the following December 31, effective as of January 1, 2008 for the fiscal year ending December 31, 2008. The amendment to Section 32 of the Bylaws was adopted to reflect the Company’s Board of Directors approval to change the Company’s fiscal year, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission on March 1, 2007.

The Company’s Board of Directors also amended Section 29 of the Bylaws to allow for the issuance and transfer of uncertificated (“book-entry”) shares of the Company’s stock. The previous Section 29 of the Bylaws did not specifically permit the use of uncertificated shares. The amendment to Section 29 of the Bylaws was adopted to comply with the recent SEC rule changes and NASDAQ rules relating to the ability of listed companies to issue shares in either certificated or uncertificated form and to participate in a book-entry share Direct Registration System, which allows for the electronic transfer of securities.

The text of the amendments to the Bylaws is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Text of the amendments to the Bylaws of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date: March 9, 2007

3

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1	Text of the amendments to the Bylaws of the Company.